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                                                                    EXHIBIT 10.4


                                 CHICKEN KITCHEN


                               FRANCHISE AGREEMENT







----------------------------------------
FRANCHISEE


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
TABLE OF CONTENTS
         INTRODUCTION
         1.     GRANT..........................................................................................    1
         II.    TERMS AND RENEWAL..............................................................................    2
         II.    DUTEES OF FRANCHISOR...........................................................................    3
         IV.    FEES...........................................................................................    3
         V.     CONSTRUCTION OF RESTAURANT.....................................................................    4
         VI.    TRAINING.......................................................................................    6
         VII.   DUTIES OF FRANCHISEE...........................................................................    7
         VIII.  PROPRIETARY MARKS..............................................................................   11
         IX.    CONFIDENTIAL MANUAL OF OPERATING PROCEDURES ("MOP")............................................   12
         X.     CONFIDENTIAL INFORMATION.......................................................................   13
         XI.    ACCOUNTING AND RECORDS.........................................................................   13
         XII.   ADVERTISING....................................................................................   14
         XIII.  INSURANCE......................................................................................   16
         XIV.   TRANSFER OF INTEREST...........................................................................   16
         XV.    DEFAULT AND TERMINATION........................................................................   19
         XVI.   OBLIGATIONS UPON TERMINATION OR EXPIRATION.....................................................   21
         XVII.  COVENANTS......................................................................................   23
         XVIII. TAXES, PERMITS, AND INDEBTEDNESS...............................................................   24
         XIX.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION.....................................................   25
         XX.    APPROVALS AND WAIVERS..........................................................................   25
         XXI.   NOTICES........................................................................................   26
         XXII.  ENTIRE AGREEMENT...............................................................................   26
         XXIII. SEVERABILITY AND CONSTRUCTION..................................................................   26
         XXIV.  APPLICABLE LAW.................................................................................   27
         XXV.   ACKNOWLEDGMENTS................................................................................   28


                                           RIDER A - SITE SELECTION ADDENDUM






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                                 CHICKEN KITCHEN


                               FRANCHISE AGREEMENT

         D. This Agreement is entered into as of the ________ day of ________ 1999, by and between Chicken Kitchen Corporation, a Florida corporation (Franchisor), and __________________________ (Franchisee).

                                  INTRODUCTION

         A. Franchisor has the right to establish, operate and to license others to operate restaurants which feature marinated grilled chicken and complimentary menu items including fresh salads, rice, baked potatoes, beans, corn, fruit salad, soups, sauces, desserts and beverages, and which offer delivery service (the Chicken Kitchen System).

         B. The Chicken Kitchen System includes certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including the mark CHICKEN KITCHEN(R), the chicken logo and other trade names, service marks, and trademarks as are now, or in the future may be, designated by Franchisor for use in connection with the Chicken Kitchen System (the "Proprietary Marks"), quality food products, distinctive design, decor, color scheme and interior layout for the restaurants, specifications for equipment and menu items, operating procedures, and business practices and policies.

         C. Franchisor continues to develop, use, and control the use of the Proprietary Marks so that the public will recognize the Chicken Kitchen System as the source of services and products having high standards of quality, appearance, and service.

         E. Franchisee wishes to acquire the right to use the Chicken Kitchen System at the location specified in this Agreement.

         F. Franchisee understands and acknowledges the importance of the high standards of quality, cleanliness, appearance and service of the Chicken Kitchen System, and the necessity of operating the franchise business in conformity with the standards and specifications specified by Franchisor.

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments set forth in this Agreement, agree as follows:

         I. GRANT

         Franchisor grants to Franchisee a non-exclusive license and franchise to open and operate a Chicken Kitchen Restaurant at _________________________________________________________________ (the
         "Franchise Business"). Franchisee agrees to operate the Franchise Business throughout the term of this Agreement in conformity with the terms of this Agreement.

         This license is for the designated location only. Franchisee may not relocate the Franchise Business without the prior written consent of Franchisor. If, at the time of execution of this Agreement, the location of the Franchise Business is not known, Franchisee shall lease or acquire a location, subject to Franchisor's approval as provided in the Site Selection Addendum, attached as Rider A- Provided Franchisee is not in default under this Agreement, Franchisor agrees not to open or grant a license to anyone other than Franchisee to open a restaurant utilizing the Chicken Kitchen System within 2 miles of



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         the Franchise Business if the Franchise Business is located in a suburban area or within 1/2 mile of the Franchise Business if the Franchise Business is located in a downtown or densely populated area (the "Protected Area").

         Franchisor may use, and license others to use, the Chicken Kitchen System for the operation of restaurants at any location outside the Protected Area on such terms and conditions as Franchisor deems appropriate. Also, Franchisor may market products bearing the Proprietary Marks which are the same as or similar to products sold or used in the Franchise Business through retail outlets other than restaurants that may be located in and outside of the Protected Area. In addition, Franchisor may acquire chicken restaurants or companies which own or franchise chicken restaurants which are located within or outside the Protected Area and may use, or license the use of, other marks at any location within or outside the Protected Area for the operation of restaurants which may be similar to the Franchise Business, without offering Franchisee the right to open the restaurant(s).

         II. TERMS AND RENEWAL

         A. The term of this Agreement shall expire on the 20th anniversary of the date the Franchise Business opens for business.

         B. Franchisee may renew this Agreement for 1 additional term of 20 years, provided:

               1. FRANCHISEE GIVES FRANCHISOR WRITTEN NOTICE OF FRANCHISEE'S ELECTION TO RENEW NOT LESS THAN 12 MONTHS, NOR MORE THAN 15 MONTHS, PRIOR TO THE END OF THE INITIAL TERM.

               2. FRANCHISEE RENOVATES AND MODERNIZES THE FRANCHISE BUSINESS PREMISES, INCLUDING EQUIPMENT, SIGNS, DECOR AND FURNISHINGS, TO REFLECT THE THEN CURRENT STANDARDS AND IMAGE OF THE CHICKEN KITCHEN SYSTEM.

               3. FRANCHISEE IS NOT, AT THE TIME OF NOTICE AND AT THE TIME OF RENEWAL, IN DEFAULT OF ANY PROVISION OF THIS AGREEMENT, OR ANY OTHER AGREEMENT BETWEEN FRANCHISEE AND FRANCHISOR OR ANY SUBSIDIARY OR AFFILIATE OF FRANCHISOR, AND FRANCHISEE HAS PERFORMED ITS OBLIGATIONS THROUGHOUT THE TERMS OF THE AGREEMENTS.

               4. FRANCHISEE HAS SATISFIED ALL MONETARY OBLIGATIONS OWED BY FRANCHISEE TO FRANCHISOR AND FRANCHISOR'S SUBSIDIARIES AND AFFILIATES, AND HAS TIMELY MET THOSE OBLIGATIONS THROUGHOUT THE TERM OF THIS AGREEMENT.

               5. FRANCHISEE HAS THE RIGHT TO REMAIN IN POSSESSION OF THE DESIGNATED LOCATION FOR THE DURATION OF THE RENEWAL TERM.

               6. FRANCHISEE EXECUTES FRANCHISOR'S THEN CURRENT FORM OF RENEWAL FRANCHISE AGREEMENT, WHICH AGREEMENT SHALL SUPERSEDE AND REPLACE THIS AGREEMENT, AND PAYS A RENEWAL FEE EQUAL TO 50% OF THE THEN CURRENT INITIAL FRANCHISE FEE FOR NEW FRANCHISES OR, IF FRANCHISOR IS NOT GRANTING NEW FRANCHISES AT THE TIME,THE RENEWAL FEE SHALL BE $25,000.00. THE TERMS AND CONDITIONS OF THE RENEWAL FRANCHISE AGREEMENT MAY DIFFER MATERIALLY FROM THE PROVISIONS OF THIS AGREEMENT, INCLUDING HIGHER FEES AND ADVERTISING CONTRIBUTION.

               7. TO THE FULLEST EXTENT PERMITTED BY LAW, FRANCHISEE EXECUTES A GENERAL RELEASE OF ALL CLAIMS AGAINST FRANCHISOR AND ITS SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES.



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         III. DUTEES OF FRANCHISOR

         A. Franchisor shall make available to Franchisee standard plans and specifications for the layout of a Chicken Kitchen Restaurant. These plans and specifications may be used only in the preparation of final plans and specifications for the Franchise Business. An architect and/or engineer must be employed by Franchisee to prepare final architectural and mechanical plans and specifications, which plans must be approved by Franchisor.

         B. Franchisor will, upon request, provide guidelines for evaluating proposed sites for the Franchise Business.

         C. Franchisor will make available an initial training program prior to the opening of the Franchise Business for Franchisee, the initial General Manager and a manager trainee, and the Head Cook, and shall make available such other training programs for Franchisee and Franchisee's employees as Franchisor deems appropriate.

         D. Franchisor shall provide up to 7 days of pre-opening and opening guidance and assistance at the Franchise Business.

         E. Franchisor shall provide continuing advisory assistance to Franchisee in the operation, advertising and promotion of the Franchise Business as Franchisor deems advisable. The advisory assistance may be provided in person or by telephone, E-mail or written communication.

         F. Franchisor shall make available, from time to time, advertising and promotional materials for local advertising as described in Section XIII.B. Franchisee must pay, within 30 days of invoicing, the charge for all materials ordered by Franchisee.

         G. Franchisor shall provide Franchisee with bookkeeping guidelines and procedures for maintaining internal financial controls.

         H. Franchisor shall loan to Franchisee 1 numbered copy of the Manual of Operating Procedures (the "MOP") as more fully described in Section IX. If the MOP is lost or damaged, Franchisor will furnish Franchisee with a replacement MOP for $500.

         I. Upon request of Franchisee, provided Franchisor has personnel available, Franchisor shall provide additional consulting services. Franchisee shall pay Franchisor for additional consulting services requested by Franchisee the sum of $300.00, as adjusted each January to reflect changes in the Consumer Price Index - All Items (CPI-W) with the base year being January 1998, per day (up to a maximum of 8 hours) per person plus all travel, lodging, meals and other expenses incurred by Franchisor's personnel who provide the requested consulting services.

         IV. FEES

         A. Franchisee agrees to pay to Franchisor an initial franchise fee of $25,000,00, payable (i) $10,000.00 upon execution of this Agreement and (ii) $15,000.00 on the date the site for the Franchise Business is leased or purchased. If Franchisee controls the site when this Agreement is signed, the entire initial franchise fee must be paid upon execution. Franchisor may terminate this Agreement if Franchisee fails to identify a site acceptable to Franchisor within 120 days from the date of this Agreement by refunding, without interest, Franchisee's payment less $5,000. Once an acceptable site is identified, the initial franchise fee will be fully earned and non-refundable.

         B. During the initial term of this Agreement, Franchisee shall pay to Franchisor a continuing weekly royalty fee in an amount equal to 4% of Gross Sales for the preceding week, as defined in Section IV.E.

         C. Recognizing the value of marketing, advertising and sales promotion to the goodwill and public image of the Chicken Kitchen System, Franchisee shall pay to Franchisor on a weekly basis, for inclusion in an Advertising Fund, the amount specified by Franchisor, which amount will not exceed 4% of Gross Sales. If there are less than 5 Chicken Kitchen Restaurants in the television area of dominant influence (A.D.I.) in which the





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Franchise Restaurant is located, Franchisee shall pay 2% of Gross Sales into the
Advertising Fund and shall spend not less than 2% of Gross Sales locally. Franchisee's obligation to make payments to the Advertising Fund is in addition to Franchisee's obligation to advertise locally, as set forth in Section XII.A; however, in no event will the required advertising expenditures exceed 4% of Gross Sales. The Advertising Fund, if any, shall be maintained and administered by Franchisor as provided in Section XII.F. Franchisor agrees that during the first 2 years of the term of this Agreement the maximum amount, in addition to any sums paid because of a deficiency in Franchisee's local advertising expenditures, Franchisee will be required to pay to Franchisor for inclusion in the Advertising Fund is 2% of Gross Sales. Franchisee must furnish Franchisor with evidence of the local advertising and sales promotion expenditures within 30 days after the end of each 3 month period.

         D. All weekly payments required by this Section IV and by Section XII, together with the reports or statements required by Section XI, must be received by Franchisor by the Friday following the end of the week for which the payment and reports relate. Any payment or report not received by Franchisor on or before the due date shall be deemed overdue. Franchisee shall pay Franchisor interest on any past-due amount from the date it was due until paid at the rate of 1.5% per month, or the maximum rate permitted by law, whichever is less. Entitlement to interest shall be in addition to any other remedies Franchisor may have.

         E. As used in this Agreement, "Gross Sales" includes all revenue from the sale of food, merchandise and services by the Franchise Business, including all delivered items, whether for cash or credit, and regardless of collection in the case of a credit sale, and shall include all payments to Franchisee under any business interruption insurance or similar insurance policy, and income of every kind and nature related to the Franchise Business including sales away from the premises through mobile units or temporary facilities at special events if Franchisor permits such sales. Gross Sales shall not include revenues from any sales taxes or other taxes collected from customers by Franchisee for transmittal to the appropriate taxing authority.

         V. CONSTRUCTION OF RESTAURANT

         A. Before commencing construction of the Franchise Business premises, Franchisee, at Franchisee's expense, shall comply with all of the following requirements:

               1. FRANCHISEE MUST OBTAIN ALL ZONING CLASSIFICATIONS, APPROVALS AND PERMITS REQUIRED BY STATE AND LOCAL LAW FOR THE CONSTRUCTION AND OPERATION OF THE FRANCHISE BUSINESS. FRANCHISEE SHALL CERTIFY IN WRITING TO FRANCHISOR THAT ALL SUCH PERMITS AND APPROVALS HAVE BEEN OBTAINED.


               2. FRANCHISEE SHALL EMPLOY A QUALIFIED ARCHITECT OR ENGINEER TO PREPARE FINAL PLANS AND SPECIFICATIONS FOR THE CONSTRUCTION OF FRANCHISE BUSINESS PREMISES BASED UPON THE STANDARD PLANS AND SPECIFICATIONS FAMISHED BY FRANCHISOR. THE PLANS MUST BE APPROVED BY FRANCHISOR IN WRITING BEFORE THE COMMENCEMENT OF CONSTRUCTION, AND ONCE APPROVED BY FRANCHISOR, THE PLANS MAY NOT BE CHANGED WITHOUT THE PRIOR WRITTEN CONSENT OF FRANCHISOR.




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               3.   FRANCHISEE SHALL EMPLOY A QUALIFIED, LICENSED GENERAL
                    CONTRACTOR TO CONSTRUCT THE FRANCHISE BUSINESS PREMISES. FRANCHISEE SHALL OBTAIN AND MAINTAIN IN FORCE, DURING THE ENTIRE PERIOD OF CONSTRUCTION, THE INSURANCE REQUIRED UNDER
                    SECTION XIII.

         B. During the period of construction, Franchisor and its agents shall have the right to inspect the construction site at all reasonable times.

         C. Franchisee shall complete construction (including all exterior and interior carpentry, electrical, plumbing, painting and finishing work, and installation of all furniture, fixtures, equipment, and signs) in accordance with the approved final plans, at Franchisee's expense, within 6 months after the Franchise Business premises are leased or purchased (exclusive of time lost by reason of strikes, lockouts, fire, and other casualties and acts of God). Upon request, which shall not be unreasonably withheld, Franchisor will grant reasonable additional time to the Franchisee to complete construction.

         D. Franchisee shall notify Franchisor when the construction is completed, and within a reasonable time after notice, Franchisor shall inspect the Franchise Business premises. Franchisee may not open the Franchise Business without written authorization from Franchisor, and Franchisor's authorization to open may be conditioned upon Franchisee's compliance with the specifications of the approved final plans and with the standards of the Chicken Kitchen System.

         E. Franchisee shall open the Franchise Business within 10 days after receipt of Franchisor's written authorization to open. The parties agree that time is of the essence in the construction and opening of the Franchise Business.






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         VI. TRAINING

         A. Prior to the opening of the Franchise Business, Franchisee (or, if Franchisee is a corporation, a principal of the corporation designated to supervise the operation of the Franchise Business approved by Franchisor) and the General Manager, shall attend and successfully complete, to Franchisor's satisfaction, the management training program offered by Franchisor. The management training program shall be conducted at locations and at times and for periods specified by Franchisor. Any persons subsequently employed by Franchisee in the position of General Manager must complete Franchisor's management training program. Franchisee agrees that the Franchise Business will at no time be managed on a regular basis by someone who has not successfully completed the management training program.

         B. Prior to the opening of the Franchise Business, Franchisee's Head Cook shall attend and successfully complete Franchisor's training program for Head Cooks. Any persons subsequently employed by Franchisee as the Head Cook shall also attend and successfully complete Franchisor's Head Cook training program.

         C. Franchisee agrees to participate in continuing training programs, which may be offered by Franchisor to implement new operational and merchandising standards. Franchisee shall offer a training program for employees of the Franchise Business and agrees to staff the Franchise Business at all times with a staff of trained employees sufficient to operate the Franchise Business in accordance with this Agreement and the MOP.

         D. There will be no charge for attending the initial management and Head Cook training program; however, Franchisor may impose a fee for attendance at subsequent management and Head Cook training programs, for continuing training programs and for training materials. Franchisee shall pay all travel and living expenses, compensation, workers' compensation and other expenses incurred by Franchisee and Franchisee's employees when attending the training programs.




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         VII. DUTIES OF FRANCHISEE

         A. Franchisee understands and acknowledges that compliance with every detail of the Chicken Kitchen System in the operation of the Franchise Business is important to Franchisee, Franchisor and other franchisees in order to develop and maintain high operating standards, to increase the demand for the services and products sold by all restaurants which are part of the Chicken Kitchen System, and to protect Franchisor's reputation and the goodwill of the Chicken Kitchen System.

         B. A corporate Franchisee must comply with the following requirements throughout the term of this Agreement:

               1. Franchisee shall furnish Franchisor with its Articles of Incorporation, Bylaws, other governing documents and any other documents Franchisor may reasonably request, and any amendments.

               2. Franchisee shall limit Franchisee's activities, and its Articles of Incorporation and Bylaws shall at all times provide that Franchisee's only business activities shall be operating the Franchise Business and other businesses operated under franchises granted by Franchisor.

               3. Franchisee shall maintain stop transfer instructions against the transfer of any equity securities; and shall issue no securities which do not contain the following printed legend:

                             THE TRANSFER OF THIS STOCK IS SUBJECT TO THE TERMS AND CONDITIONS OF A FRANCHISE AGREEMENT WITH CHICKEN KITCHEN CORPORATION. REFERENCE IS MADE TO THE PROVISIONS OF THE FRANCHISE AGREEMENT AND TO THE ARTICLES OF INCORPORATION AND BYLAWS OF THIS CORPORATION.

               4. There shall be no transfer or issuance of Franchisee's stock without the prior written approval of Franchisor.

               5. All shareholders of Franchisee must agree to be bound by the terms and conditions of this Agreement.

               6. Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Franchisee and shall furnish the list to Franchisor upon request.

         C. A Franchisee which is a partnership must comply with the following requirements throughout the term of this Agreement:

               1. Franchisee shall furnish Franchisor with a copy of the partnership agreement and such other documents as Franchisor may reasonably request and all amendments.

               2. Franchisee shall prepare and furnish to Franchisor, upon request, a current list of all general and limited partners in Franchisee.

         A Franchisee who operates the Franchise Business as a sole proprietor must, unless otherwise approved in writing by Franchisor, devote his full time and best efforts to the day-to-day operation of the Franchise Business with no other operational or management commitments in other businesses (other than restaurants operated under franchises granted by Franchisor).




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         A Franchisee which is a limited liability company must comply with the following requirements throughout the term of this Agreement:

               1. FRANCHISEE SHALL FURNISH FRANCHISOR WITH ITS ARTICLES OF ORGANIZATION, REGULATIONS AND OPERATING AGREEMENT, OTHER GOVERNING DOCUMENTS AND ANY OTHER DOCUMENTS FRANCHISOR MAY REASONABLY REQUEST, AND ANY AMENDMENTS.

               2. FRANCHISEE SHALL LIMIT FRANCHISEE'S ACTIVITIES, AND ITS ARTICLES OF ORGANIZATION AND REGULATIONS AND OPERATING AGREEMENT SHALL AT ALL TIMES PROVIDE THAT FRANCHISEE'S ONLY BUSINESS ACTIVITIES SHALL BE OPERATING THE FRANCHISE BUSINESS AND OTHER BUSINESSES OPERATED UNDER FRANCHISES GRANTED BY FRANCHISOR.

               3. FRANCHISEE SHALL PREPARE AND FURNISH TO FRANCHISOR, UPON REQUEST, A CURRENT LIST OF ALL MEMBERS OF FRANCHISEE.

                    FRANCHISEE SHALL USE THE FRANCHISE BUSINESS PREMISES SOLELY FOR THE OPERATION OF A CHICKEN KITCHEN RESTAURANT. THE FRANCHISE BUSINESS SHALL BE OPEN DURING SUCH HOURS AND DAYS AS FRANCHISOR MAY FROM TIME TO TIME SPECIFY IN THE MOP OR AS FRANCHISOR MAY OTHERWISE APPROVE IN WRITING.

                    FRANCHISEE AGREES THAT THE FRANCHISE BUSINESS SHALL AT ALL TIMES BE UNDER THE DIRECT, ON PREMISES SUPERVISION OF FRANCHISEE OR A TRAINED GENERAL MANAGER. FRANCHISEE AGREES TO MAINTAIN A COMPETENT, CONSCIENTIOUS, TRAINED STAFF, AND TO TAKE SUCH STEPS AS ARE NECESSARY TO ENSURE THAT ALL EMPLOYEES OF THE FRANCHISE BUSINESS KEEP. A NEAT AND CLEAN PERSONAL APPEARANCE, PRESERVE GOOD CUSTOMER RELATIONS AND COMPLY WITH THE DRESS CODES PRESCRIBED BY FRANCHISOR.

                    FRANCHISEE SHALL MEET AND MAINTAIN THE HIGHEST HEALTH STANDARDS AND RATINGS APPLICABLE TO THE OPERATION OF THE FRANCHISE BUSINESS. FRANCHISEE SHALL FURNISH TO FRANCHISOR, WITHIN 5 DAYS AFTER RECEIPT, A COPY OF ANY VIOLATION OR CITATION, WHICH INDICATES FRANCHISEE'S FAILURE TO MAINTAIN LOCAL HEALTH OR SAFETY STANDARDS IN THE OPERATION OF THE FRANCHISE BUSINESS.

                    TO INSURE THAT THE HIGHEST DEGREE OF QUALITY AND SERVICE IS MAINTAINED, FRANCHISEE SHALL OPERATE THE FRANCHISE BUSINESS IN STRICT CONFORMITY WITH SUCH METHODS, STANDARDS AND SPECIFICATIONS AS FRANCHISOR MAY FROM TIME TO TIME PRESCRIBE IN THE MOP OR OTHERWISE IN WRITING. FRANCHISEE AGREES:

               1. TO MAINTAIN IN SUFFICIENT SUPPLY AND TO USE AT ALL TIMES, ONLY SUCH FIXTURES, FURNISHINGS, EQUIPMENT, SIGNS, MENU ITEMS, INGREDIENTS, PRODUCTS, MATERIALS, SUPPLIES AND PAPER GOODS AS CONFORM TO THE STANDARDS AND SPECIFICATIONS PRESCRIBED OR APPROVED BY FRANCHISOR.

               2. TO USE IN THE FRANCHISE BUSINESS ONLY MENUS AND PROMOTIONAL MATERIALS, WHICH COMPLY WITH FRANCHISOR'S PRESCRIBED SPECIFICATIONS.

               3. TO SELL OR OFFER FOR SALE ONLY MENU ITEMS, PRODUCTS AND SERVICES APPROVED IN WRITING BY FRANCHISOR; TO SELL OR OFFER FOR SALE ALL MENU ITEMS, PRODUCTS AND SERVICES SPECIFIED BY FRANCHISOR; TO REFRAIN FROM ANY DEVIATION FROM FRANCHISOR'S STANDARDS AND SPECIFICATIONS WITHOUT FRANCHISOR'S PRIOR WRITTEN CONSENT; AND TO DISCONTINUE SELLING AND OFFERING FOR SALE ANY MENU ITEMS, PRODUCTS OR SERVICES WHICH FRANCHISOR MAY, IN ITS DISCRETION, DISAPPROVE IN WRITING AT ANY TIME. WITH RESPECT TO THE OFFER AND SALE OF ALL MENU ITEMS,






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                    PRODUCTS AND SERVICES, FRANCHISEE SHALL HAVE SOLE DISCRETION
                    AS TO THE PRICES TO BE CHARGED TO CUSTOMERS.

               4. TO PURCHASE AND INSTALL, AT FRANCHISEE'S EXPENSE, ALL FIXTURES, FURNISHINGS, EQUIPMENT, AND SIGNS WHICH FRANCHISOR MAY REASONABLY SPECIFY IN THE MOP OR OTHERWISE IN WRITING, AND TO REFRAIN FROM INSTALLING OR PERMITTING TO BE INSTALLED ON OR ABOUT THE FRANCHISE BUSINESS PREMISES, WITHOUT FRANCHISOR'S PRIOR WRITTEN CONSENT, ANY FIXTURES, FURNISHINGS, EQUIPMENT, PUBLIC TELEPHONES, SIGNS, VENDING AND AMUSEMENT MACHINES OR OTHER ITEMS NOT PREVIOUSLY APPROVED AS MEETING FRANCHISOR'S STANDARDS AND SPECIFICATIONS.

     THE AVAILABILITY OF DELIVERY SERVICE AND ON AND OFF PREMISES CATERING ARE IMPORTANT ELEMENTS OF THE CHICKEN KITCHEN SYSTEM. FRANCHISEE AGREES TO PROVIDE DELIVERY AND CATERING SERVICES WITHIN A 3 MILE RADIUS OF THE FRANCHISE BUSINESS, EXCEPT THAT THE REQUIRED DELIVERY AREA SHALL BE 10 BLOCKS IF THE FRANCHISE BUSINESS IS LOCATED IN A DOWNTOWN OR DENSELY POPULATED AREA (THE "DELIVERY AREA") AND MAY PROVIDE THESE SERVICES OUTSIDE THE DELIVERY AREA AS LONG AS THE DELIVERY OR CATERING ADDRESS IS NOT WITHIN THE DELIVERY AREA OF ANOTHER RESTAURANT WHICH IS A PART OF THE CHICKEN KITCHEN SYSTEM. FRANCHISOR SHALL ARBITRATE ANY CONFLICT BETWEEN FRANCHISEE AND ANOTHER FRANCHISEE AS TO THE BOUNDARY OF THE DELIVERY AREA, AND THE DECISION OF FRANCHISOR SHALL BE FINAL AND BINDING. FRANCHISEE ACKNOWLEDGES THAT ANOTHER FRANCHISEE'S DELIVERY AREA MAY EXTEND INTO FRANCHISEE'S DELIVERY AREA SO THAT CERTAIN ADDRESSES IN THE DELIVERY AREA MAY BE ABLE TO OBTAIN DELIVERY SERVICES FROM THE FRANCHISE BUSINESS AND A RESTAURANT OPERATED BY ANOTHER FRANCHISEE. FRANCHISEE AGREES NOT TO CHARGE A SEPARATE FEE FOR DELIVERY SERVICE NOR TO CHARGE MENU PRICES FOR DELIVERY SERVICE WHICH ARE DIFFERENT THAN THOSE CHARGED FOR PURCHASES MADE IN THE FRANCHISE BUSINESS. DELIVERY AND CATERING SERVICES SHALL BE CONDUCTED IN ACCORDANCE WITH DIRECTIVES OF FRANCHISOR SET OUT IN THE MOP OR OTHERWISE IN WRITING.

     FRANCHISEE SHALL PURCHASE ALL FOOD ITEMS, INGREDIENTS, SUPPLIES, MATERIALS AND OTHER PRODUCTS USED OR OFFERED FOR SALE IN THE FRANCHISE BUSINESS, AND ALL FIXTURES, FURNISHINGS, EQUIPMENT (INCLUDING CASH REGISTERS AND ANY COMPUTER HARDWARE AND/OR SOFTWARE) AND SIGNS FROM SUPPLIERS (INCLUDING MANUFACTURERS, DISTRIBUTORS AND OTHER SOURCES) WHO DEMONSTRATE, TO THE CONTINUING REASONABLE SATISFACTION OF FRANCHISOR, THE ABILITY TO MEET FRANCHISOR'S THEN CURRENT STANDARDS AND SPECIFICATIONS FOR SUCH ITEMS, WHO POSSESS ADEQUATE QUALITY CONTROLS AND CAPACITY TO PROMPTLY AND RELIABLY DELIVER PRODUCTS, AND WHO ARE APPROVED IN WRITING BY FRANCHISOR. FRANCHISEE SHALL ONLY UTILIZE POINT OF SALE PROGRAMMABLE CASH REGISTERS OR COMPUTER TERMINALS, WHICH ARE FULLY COMPATIBLE WITH ANY INFORMATION MANAGEMENT SYSTEM FRANCHISOR, IN ITS DISCRETION, MAY EMPLOY, EVEN IF THE INFORMATION MANAGEMENT SYSTEM IS NOT FULLY OPERATIONAL. ALL SALES SHALL BE RECORDED ON SUCH CASH REGISTERS OR COMPUTER TERMINALS. FRANCHISOR MAY REQUIRE THAT FRANCHISEE'S CASH REGISTERS OR COMPUTER TERMINALS BE ON-LINE WITH FRANCHISOR'S COMPUTER SO THAT FRANCHISOR CAN PULL SALES DATA DAILY. THE COST OF ALL EQUIPMENT REQUIRED TO PUT FRANCHISEE'S CASH REGISTERS OR COMPUTER TERMINALS ON-LINE WITH FRANCHISOR'S COMPUTER, INCLUDING WITHOUT LIMITATION A MODEM AND DEDICATED TELEPHONE LINE, SHALL BE PAID FOR BY FRANCHISEE. IF FRANCHISEE DESIRES TO PURCHASE ANY PRODUCTS FORM AN UNAPPROVED SUPPLIER, FRANCHISEE OR THE SUPPLIER SHALL SUBMIT TO FRANCHISOR A WRITTEN REQUEST FOR APPROVAL. FRANCHISEE MAY NOT PURCHASE FROM ANY SUPPLIER UNTIL THE SUPPLIER HAS BEEN APPROVED IN WRITING BY FRANCHISOR. FRANCHISOR HAS THE RIGHT TO REQUIRE THAT ITS REPRESENTATIVES BE PERMITTED TO INSPECT THE SUPPLIER'S FACILITIES, AND THAT SAMPLES FROM THE SUPPLIER BE DELIVERED EITHER TO FRANCHISOR OR TO AN INDEPENDENT LABORATORY DESIGNATED BY FRANCHISOR FOR

     TESTING. A CHARGE NOT TO EXCEED THE REASONABLE COST OF THE INSPECTION AND THE ACTUAL COST OF THE TEST SHALL BE PAID BY FRANCHISEE OR THE SUPPLIER. FRANCHISOR RESERVES THE RIGHT, AT ITS OPTION, TO RE-INSPECT FROM TIME TO TIME THE FACILITIES AND PRODUCTS OF ANY APPROVED SUPPLIER AND TO REVOKE ITS APPROVAL UPON THE SUPPLIER'S FAILURE TO CONTINUE TO MEET ANY OF FRANCHISOR'S THEN CURRENT CRITERIA.

     FRANCHISEE ACKNOWLEDGES AND AGREES THAT FRANCHISOR MAY DEVELOP FOR USE IN THE CHICKEN KITCHEN SYSTEM PRODUCTS MADE FROM CONFIDENTIAL SECRET RECIPES AND FORMULAE THAT ARE TRADE SECRETS OF FRANCHISOR. FRANCHISEE AGREES THAT, IF ANY PROPRIETARY PRODUCTS ARE OR BECOME A PART OF THE CHICKEN KITCHEN SYSTEM, FRANCHISEE WILL USE ONLY FRANCHISOR'S SECRET RECIPE PRODUCTS AND SHALL PURCHASE FROM FRANCHISOR OR FROM A SOURCE DESIGNATED BY FRANCHISOR ALL OF FRANCHISEE'S REQUIREMENTS OF THE PRODUCTS. CURRENTLY, THE ONLY PROPRIETY PRODUCT IS THE MARINADE MIX FOR THE CHICKEN. FRANCHISEE AGREES NOT TO, NOR TO PERMIT ANYONE TO, ANALYZE OR IN ANY WAY REPRODUCE OR SELL THE MARINADE MIX, AND FURTHER AGREES TO USE THE MARINADE MIX ONLY IN THE FRANCHISE BUSINESS AND IN THE MANNER PRESCRIBED BY FRANCHISOR.

     FRANCHISEE SHALL MAINTAIN THE FRANCHISE BUSINESS IN THE HIGHEST DEGREE OF SANITATION AND REPAIR, AND WILL MAKE ANY ADDITIONS, ALTERATIONS, REPAIRS AND REPLACEMENTS (BUT NO OTHERS WITHOUT FRANCHISEE'S PRIOR WRITTEN CONSENT) AS MAY BE REQUIRED FOR THAT PURPOSE, INCLUDING, WITHOUT LIMITATION, PERIODIC REPAIRS TO OR REPAINTING OR REPLACEMENT OF OBSOLETE SIGNS, FURNISHINGS, EQUIPMENT, AND DECOR AS FRANCHISOR MAY REASONABLY DIRECT.

     AT FRANCHISOR'S REQUEST, WHICH SHALL NOT BE MORE OFTEN THAN ONCE EVERY 5 YEARS, FRANCHISEE AGREES TO REFURBISH THE FRANCHISE BUSINESS AT FRANCHISEE'S EXPENSE TO CONFORM TO THE BUILDING DESIGN, TRADE DRESS, COLOR SCHEMES AND PRESENTATION OF TRADEMARKS AND SERVICE MARKS THEN SPECIFIED BY FRANCHISOR AS THE CURRENT IMAGE OF RESTAURANTS UNDER THE CHICKEN KITCHEN SYSTEM. REFURBISHING MAY INCLUDE, WITHOUT LIMITATION, STRUCTURAL CHANGES, REPLACEMENT OF WORN OUT OR OBSOLETE FIXTURES, EQUIPMENT AND SIGNS, THE SUBSTITUTION OF ADDITION OF NEW OR IMPROVED FIXTURES, EQUIPMENT AND SIGNS, REDECORATING, ALTERATION OF THE STORE FRONT AND MODIFICATION OF THE DESIGN AND LAYOUT. REFURBISHING WILL BE COMMENCED AND COMPLETED WITHIN THE REASONABLE TIME SPECIFIED BY FRANCHISOR.

     FRANCHISOR AND ITS REPRESENTATIVE SHALL HAVE THE UNRESTRICTED RIGHT TO ENTER THE FRANCHISE BUSINESS AND CONDUCT SUCH INSPECTIONS AS IT DEEMS NECESSARY TO ASCERTAIN IF FRANCHISEE IS COMPLYING WITH THIS AGREEMENT AND THE STANDARDS, SPECIFICATIONS AND PROCEDURES PRESCRIBED BY FRANCHISOR. THE INSPECTIONS MAY BE CONDUCTED WITHOUT NOTICE AT ANY TIME WHEN FRANCHISEE OR AN EMPLOYEE OF FRANCHISEE IS AT THE FRANCHISE BUSINESS. FRANCHISOR AGREES TO PERFORM THE INSPECTIONS IN A MANNER THAT MINIMIZES INTERFERENCE WITH THE OPERATION OF THE FRANCHISE BUSINESS. FRANCHISEE AGREES TO COOPERATE WITH FRANCHISOR AND ITS REPRESENTATIVES IN THE INSPECTIONS BY RENDERING ANY ASSISTANCE REASONABLY REQUESTED. UPON WRITTEN NOTICE FROM FRANCHISOR OR ITS REPRESENTATIVES, AND WITHOUT LIMITING FRANCHISOR'S OTHER RIGHTS UNDER THIS AGREEMENT, FRANCHISEE SHALL CORRECT SUCH DEFICIENCIES DETECTED DURING ANY SUCH INSPECTION WITHIN 30 DAYS, INCLUDING, WITHOUT LIRNITATION, DISCONTINUING FURTHER USE OF ANY EQUIPMENT, ADVERTISING MATERIALS, PRODUCTS, INGREDIENTS, SUPPLIES OR OTHER ITEMS THAT DO NOT CONFORM TO FRANCHISOR'S THEN CURRENT SPECIFICATIONS, STANDARDS OR REQUIREMENTS. FRANCHISEE ACKNOWLEDGES THAT THE DEVELOPMENT AND SALE OF NEW OR MODIFIED PRODUCTS FOR USE IN THE CHICKEN KITCHEN SYSTEM SHALL BE CONTROLLED BY FRANCHISOR, IN ITS SOLE DISCRETION, DURING THE RESEARCH, MARKET TESTING AND ROLL-OUT STAGES OF DEVELOPMENT. FRANCHISEE SHALL BE AUTHORIZED TO SELL NEW OR MODIFIED PRODUCTS ONLY AFTER THE PRODUCTS HAVE BEEN APPROVED BY FRANCHISOR FOR GENERAL USE IN THE CHICKEN KITCHEN SYSTEM.

     FRANCHISEE SHALL COMPLY WITH ALL OTHER REQUIREMENTS SET FORTH IN THIS AGREEMENT AND THE MOP.

         VIII. PROPRIETARY MARKS

         A. FRANCHISOR REPRESENTS WITH RESPECT TO THE PROPRIETARY MARKS THAT FRANCHISOR HAS THE RIGHT TO ESTABLISH AND OPERATE, AND THE RIGHT TO LICENSE OTHERS TO ESTABLISH AND OPERATE, RESTAURANTS USING THE CHICKEN KITCHEN SYSTEM AND PROPRIETARY MARKS.

         B. With respect to Franchisee's use of the Proprietary Marks pursuant to this Agreement, Franchisee agrees that:

               1. Franchisee shall use only the Proprietary Marks designated by Franchisor, and shall use them only in the manner specified by Franchisor.

               2. Franchisee shall use the Proprietary Marks only for the operation of the Franchise Business.

               3. Unless otherwise authorized or required by Franchisor, Franchisee shall operate and advertise the Franchise Business only under the name CHICKEN KITCHEN, without any prefix or suffix. Franchisee may not use the Proprietary Marks as part of any corporate or other legal name.

               4. During the term of this Agreement and any renewal, Franchisee will indicate, in the manner specified by Franchisor, that the Franchise Business is independently owned and operated under a franchise in a notice posted in the Franchise Business and on invoices, order forms, receipts, checks and contracts.

               5. Franchisee's may use the Proprietary Marks only for the purposes and in the manner authorized in this Agreement. Any other use of the Proprietary Marks shall constitute an infringement of Franchisor's rights.

               6. Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor.

               7. Franchisee shall comply with Franchisor's instructions in filing and maintaining any requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by Franchisor or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

               8. Franchisee agrees not to do anything which could adversely affect Franchisor's ownership of the Proprietary Marks, and to immediately notify Franchisor of any infringement or imitations and any challenges to Franchisee's use of any of the Proprietary Marks. Franchisor has sole discretion as to what action, if any, should be taken. Franchisee agrees to cooperate with Franchisor in preventing the infringement, imitation, or misuse of any of the Proprietary Marks and agrees to be named as a party in any legal action if requested by Franchisor. The legal expenses incident to Franchisee's participation in a proceeding at Franchisor's request shall be paid by Franchisor.


         C. Franchisee understands and acknowledges that:

               1. Franchisor is the owner of all right, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

               2. The Proprietary Marks are valid and serve to identify the Chicken Kitchen System and those who are authorized to operate under the Chicken Kitchen System.

               3. Franchisee shall not directly or indirectly contest the validity or Franchisor's ownership of the Proprietary Marks.

               4. Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give Franchisee any ownership interest or other interest in or to the Proprietary Marks, except the license to use the marks granted by this Agreement.

               5. All goodwill arising from Franchisee's use of the Proprietary Marks shall inure solely and exclusively to Franchisor's benefit; and, upon expiration or termination of this Agreement and the license granted, the goodwill associated with Franchisee's use of the Chicken Kitchen System and the Proprietary Marks will have no monetary value.

               6. The right and license of the Proprietary Marks granted to Franchisee is non-exclusive, and Franchisor has and retains the right to:

                         a. Use the Proprietary Marks itself in connection with
                    selling products and services.

                         b. Grant other licenses to third parties giving them
                    the right to use the Proprietary Mark.

                         c. Develop and establish other systems using the
                    Proprietary Marks or similar marks, or any other proprietary marks, and to grant licenses to use the marks without any obligation to offer a license to Franchisee.

         7. Franchisor has the right to substitute different propriety marks for use in identifying restaurants operating under the Chicken Kitchen System if any of the Proprietary Marks can no longer be used or if, in the sole discretion of Franchisor, it becomes advisable at any time to modify or discontinue the use of any of the Proprietary Marks, including CHICKEN KITCHEN, and/or use one or more additional or substitute names or marks. Upon notification from Franchisor, Franchisee shall promptly discontinue the use of any Proprietary Mark, and Franchisor's liability to Franchisee shall be limited to reimbursing Franchisee for the unamortized cost or book value of any signs and printed materials which must be discarded.

         8. Franchisor has the sole right to and interest in all telephone numbers and listings associated with the Proprietary Marks, and Franchisor is authorized to direct the telephone company to transfer the telephone numbers and listings relating to the Franchise Business to Franchisor or its designee should Franchisee fail or refuse to do so upon termination or expiration of this Agreement.


         IX. CONFIDENTIAL MANUAL OF OPERATING PROCEDURES ("MOP")

         A. To protect the reputation, integrity and goodwill of the Chicken Kitchen System and to maintain uniform standards of operation, Franchisee agrees to operate the Franchise Business strictly in accordance with the provisions in the MOP. Any failure by Franchisee to comply with the MOP shall be a breach of this Agreement. Franchisee agrees to restrict access to the MOP to employees of the Franchise Business and then only to the extent necessary for the operation of the Franchise Business. Upon expiration or termination of this Agreement, Franchisee will return the MOP, together with all copies, to Franchisor.

         B. Franchisee agrees to treat the MOP, any other written materials created for or approved for use in the operation of the Franchise Business, and the information contained therein, as confidential, and shall use all reasonable efforts to maintain such information as secret and confidential. Franchisee shall not at any time copy, duplicate, record, or otherwise reproduce these confidential materials, in whole or in part, nor otherwise make any of the materials or the information contained therein available to any unauthorized person.

         C. The MOP shall remain the property of Franchisor and will at all times be kept in a secure place in the Franchise Business.

         D. Franchisee agrees that changes in the standards, specifications, and procedures will be necessary from time to time because of changing markets and competition, new laws and regulations, new products and technological developments, changing demographic factors and other conditions beyond Franchisor's control, and agrees to accept and comply with modifications which Franchisor in good faith believes to be necessary or desirable. Changes to the Chicken Kitchen System may include, without limitation, the adoption and use of new or modified trade names, trademarks, service marks or copyrighted materials, new products and/or deletion of products, new management practices, new equipment, new colors, decorations, uniforms, signs or trade fixtures, and/or new operating or production procedures.

         E. Franchisee shall keep the loaned copy of the MOP up to date. In the event of a dispute as to the contents of the MOP, the terms of the master copy of the MOP maintained by Franchisor shall be controlling.

         X. CONFIDENTIAL INFORMATION

         A. Franchisee agrees not to, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association or corporation any confidential information, knowledge, or know-how concerning the methods of operation of the Franchise Business which may be communicated to Franchisee, or of which Franchisee may be apprized, by virtue of this Agreement. Franchisee shall divulge confidential information only to those employees who must have access to it in order to operate the Franchise Business. All information, knowledge, know-how and techniques which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate came to his attention prior to its disclosure by Franchisor or which at or after the time of disclosure by Franchisor to Franchisee becomes a part of the public domain, through publication or communication by others.

         B. Franchisee acknowledges that any failure to comply with the requirements of this Section X will cause Franchisor irreparable injury, and Franchisee agrees to pay all court costs and reasonable attorneys' fees incurred by Franchisor in obtaining specific performance of, or an injunction against violation of, the requirements of this Section X.

         XI. ACCOUNTING AND RECORDS

         A. Franchisee agrees to maintain during the term of this Agreement, and shall preserve for at least 3 years from the end of the year to which they relate, complete and accurate books, records and accounts in accordance with generally accepted accounting principles and in the form and manner prescribed by Franchisor in the MOP or otherwise in writing. These records shall include, without limitation, accounting records and books, customer files, sales and purchase records, sales tax records, deposit tickets, bank statements, canceled checks and business tax returns.

         B. No later than the 20th day of each month, Franchisee shall submit to Franchisor, in a format specified by Franchisor, a monthly (for previous month) and fiscal year to date profit and loss statement. Within 30 days after the end of each calendar quarter, Franchisee shall furnish Franchisor with a quarterly balance sheet for the Franchise Business. Franchisee shall submit to Franchisor copies of all state and local sales tax returns for the Franchise Business at the same time as the originals are filed with the taxing authority.

         C. Franchisee shall also submit to Franchisor such other forms, reports, records, information, cash register "Z" tapes, daily management reports and any other data specified in the MOP or requested by Franchisor.

         D. Franchisor or its representatives shall have the right at all reasonable times to examine and copy, at Franchisor's expense, the books, records and tax returns of the Franchise Business. Franchisor shall also have the right, at any time, to have an independent audit made of the books of the Franchise Business. If an inspection discloses that sales have been understated in any report to Franchisor, Franchisee shall immediately pay to Franchisor the Royalty and Advertising Fund payment deficiency plus interest from the date such payments were due until paid, at the rate of 1.5% per month, or the maximum permitted by law, whichever is less. If a discrepancy is found between reported sales and actual sales in excess of 2% of reported sales, Franchisee must reimburse Franchisor for all costs of the inspection including travel, living expenses, wages and reasonable accounting and legal costs. The foregoing remedies shall be in addition to any other remedies Franchisor may have.

         XII. ADVERTISING

         Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the Chicken Kitchen System, the parties agree as follows:

         A. Every 3 months during the term of this Agreement, Franchisee shall spend on local advertising not less than an amount to be determined by Franchisor, which requirement shall not exceed 4% of Gross Sales. In no event will Franchisee's required advertising expenditures, in the aggregate (including local advertising expenditures and payments to the Advertising Fund) exceed 4% of Gross Sales. The amount Franchisee may spend on local advertising is not limited by this Agreement. Franchisee may voluntarily spend on local advertising in excess of the required amount. Franchisee shall provide Franchisor with receipts for all local advertising expenditures not later than the 30th day following the end of each calendar quarter for advertising expenditures incurred in that quarter. If the submitted receipts do not document that Franchisee made the required local advertising expenditures in any calendar quarter, Franchisee shall pay to Franchisor an amount equal to the deficiency for inclusion in the Advertising Fund.

         B. Franchisor may from time to time offer to Franchisee, for a charge, local advertising and promotional plans and materials.

         C. All advertising and promotion by Franchisee shall be conducted in a dignified manner and shall conforrn to the standards and requirements specified by Franchisor. Franchisee shall submit to Franchisor, for its prior approval (except with respect to prices to be charged), samples of all advertising and promotional plans and materials that Franchisee desires to use and which have not been furnished by or previously approved by Franchisor. If written disapproval is not received by Franchisee within 15 days after the date of receipt by Franchisor of the samples and request for approval, Franchisee may use the proposed advertising and promotional materials. Franchisor may at any time disapprove advertising and promotional materials, and following disapproval, Franchisee shall not use the materials.

         D. The Franchise Business shall be listed in the Yellow Pages of the local telephone directory under the headings "Restaurants" and "Catering Services", and if requested by Franchisor, the Franchise Business shall be included in a joint listing with other restaurants in the Chicken Kitchen System. The cost of the listing shall be paid by Franchisee, or on a pro rata basis by all participating restaurants in the case of a joint listing. The format, size and content of the listing must conform to the standards established by Franchisor. Franchisor shall not specify an unreasonably expensive listing. The cost of the listing shall not qualify as an advertising expenditure for purposes of satisfying Franchisee's local advertising expenditure requirement.

         E. Franchisee may sell products at prices Franchisee may determine, and shall in no way be bound by any price which may be recommended or suggested by Franchisor.

         F. All reasonable costs incurred by Franchisor or charged to Franchisor by third parties for the production and dissemination of advertising and promotion materials may be charged to the Advertising Fund.

               1. Franchisor, upon request, will provide Franchisee with an annual accounting of receipts and disbursements of the Advertising Fund.

               2. Selection of media and locale for media placement shall be at the sole discretion of Franchisor.

               3. The Advertising Fund shall be used exclusively to meet the costs of maintaining, administering, directing and preparing advertising and/or promotional and public relations and market research activities. Franchisee shall contribute to the Advertising Fund by separate check made payable to the Advertising Fund. All sums paid by Franchisee to the Advertising Fund shall be maintained in a separate account and shall not be used to defray any of Franchisor's expenses, except those costs reasonably related to the administration of the Advertising Fund and advertising programs for franchisees and the Chicken Kitchen System.

               4. It is anticipated that contributions to the Advertising Fund will be expended for advertising and promotional purposes during the fiscal year within which the contributions are made; however, if any funds are not spent in the year received, they will be spent in the following year.

               5. The Advertising Fund is not, and shall not be deemed, an asset of Franchisor. Although the Advertising Fund is intended to be of perpetual duration, Franchisor has the right to terminate or suspend the Advertising Fund or reduce Franchisee's obligation to make payments into the Advertising Fund and instead direct Franchisee to spend the payment on approved local advertising. Franchisor may revoke such direction at any time and upon revocation Franchisee shall resume making payments into the Advertising Fund. The Advertising Fund shall not be terminated until all monies in the Advertising Fund have been expended for advertising or promotional purposes.

               6. Franchisee acknowledges that the Advertising Fund is intended to increase the public's awareness of the Chicken Kitchen System and Proprietary Marks and increase patronage of Chicken Kitchen Restaurants. Although Franchisor will endeavor to utilize the Advertising Fund to develop advertising and marketing materials and programs, and to place advertising that will benefit all Chicken Kitchen Restaurants, Franchisor has no obligation in administering the Advertising Fund to ensure that expenditures by the Advertising Fund in or affecting any geographic area are proportionate or equivalent to the contributions to the Advertising Fund by Chicken Kitchen Restaurants open in that geographic area or than Franchisee will receive a direct benefit which is equivalent or proportionate to the amount paid into the Advertising Fund by Franchisee.

         C. IN THE EVENT THAT EITHER A REGIONAL ADVERTISING FUND OR REGIONAL ADVERTISING COOPERATIVE, APPROVED BY FRANCHISOR, IS ESTABLISHED FOR THE FRANCHISE BUSINESS' MARKET, FRANCHISEE SHALL BECOME A MEMBER OF AND MAKE PAYMENT TO THE ADVERTISING COOPERATIVE IN THE AMOUNT DETERMINED BY A MAJORITY OF THE MEMBERS. PAYMENTS TO A LOCAL OR REGIONAL ADVERTISING COOPERATIVE MAY BE USED TO SATISFY FRANCHISEE'S REQUIRED LOCAL ADVERTISING OBLIGATION, BUT WILL NOT AFFECT FRANCHISEE'S OBLIGATION TO CONTRIBUTE TO THE ADVERTISING FUND.

         XIII. INSURANCE

         A. Throughout the term of this Agreement, including during construction, Franchisee shall maintain in full force, at Franchisee's expense, an insurance policy or policies protecting Franchisee and Franchisor against any demand or claim with respect to personal injury, death or property damage, or any loss, liability or expense arising or occurring upon or in connection with the Franchise Business, including all vehicles used in the business, whether owned by Franchisee, an employee of Franchisee or an independent contractor used by Franchisee to provide delivery services.

         B. The policy or policies shall be written by an insurance company licensed in the state where the Franchise Business is located and be acceptable to Franchisor, and shall include, at a minimum (except as additional coverage and higher policy limits may reasonably be specified for all franchisees by Franchisor from time to time) the following:

               1. COMPREHENSIVE OR COMMERCIAL GENERAL LIABILITY INSURANCE, INCLUDING PERSONAL INJURY, COMPLETED OPERATIONS, CONTRACTUAL LIABILITY, PROPERTY DAMAGE, PRODUCTS LIABILITY, LIQUOR LIABILITY AND FIRE DAMAGE COVERAGE, AS WELL AS COMPREHENSIVE AUTOMOBILE LIABILITY COVERAGE FOR BOTH OWNED AND NON-OWNED VEHICLES, IN THE AMOUNT OF NOT LESS THAN $ 1, 000, 000. 00 PER OCCURRENCE FOR BODILY INJURY AND NOT LESS THAN $500,000 FOR PROPERTY DAMAGE.

               2. ALL RISK PROPERTY INSURANCE IN AN AMOUNT SUFFICIENT TO COVER THE COST OF REPLACEMENT (WITHOUT DEDUCTION FOR DEPRECIATION) COVERING THE FRANCHISE BUSINESS PREMISES AND ITS FURNITURE, FIXTURES AND EQUIPMENT.

               3. COMPREHENSIVE AND COLLISION INSURANCE COVERING DAMAGE TO EVERY VEHICLE USED IN THE BUSINESS IN THE AMOUNT OF THE ACTUAL CASH VALUE OF THE VEHICLE. PERSONAL INJURY PROTECTION FOR THE DRIVERS AND PASSENGERS IN VEHICLES USED IN THE BUSINESS.

               4.   BUSINESS INTERRUPTION INSURANCE.

               5. EMPLOYER'S LIABILITY, WORKERS' COMPENSATION AND SUCH OTHER INSURANCE REQUIRED BY LAW WHERE THE FRANCHISE BUSINESS IS LOCATED.

         C. Franchisor may require additional coverage and/or higher policy limits as may be reasonably required by good business practices.

         D. Franchisee's obligation to obtain and maintain the foregoing insurance shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve Franchisee of liability under the indemnity provisions set forth in Section XXIX.C.

         E. Prior to commencing construction and prior to the opening of the Franchise Business and at least 10 days prior to the expiration of any policy, Franchisee shall deliver to Franchisor a certificate of insurance reflecting that the insurance coverage is in effect, and upon request, a copy of the policy(ices). Each policy shall provide that the policy cannot be canceled or materially modified without 30 days prior written notice to Franchisor.

         XIV. TRANSFER OF INTEREST

         A. TRANSFER BY FRANCHISOR

         Franchisor may transfer or assign all or any part of its rights or obligations under this Agreement to any person or legal entity.

         B. TRANSFER BY FRANCHISEE

               1. FRANCHISEE UNDERSTANDS AND ACKNOWLEDGES THAT THE RIGHTS AND DUTIES SET FORTH IN THIS AGREEMENT ARE PERSONAL TO FRANCHISEE, AND ARE GRANTED IN RELIANCE ON FRANCHISEE'S BUSINESS SKILL, FINANCIAL CAPACITY AND PERSONAL CHARACTER. ACCORDINGLY, NEITHER FRANCHISEE NOR ANY IMMEDIATE OR REMOTE SUCCESSOR TO ANY PART OF FRANCHISEE'S INTEREST IN THIS AGREEMENT, NOR ANY INDIVIDUAL, PARTNERSHIP, CORPORATION OR OTHER LEGAL ENTITY WHICH DIRECTLY OR INDIRECTLY OWNS ANY INTEREST IN THIS AGREEMENT OR IN FRANCHISEE, SHALL SELL, ASSIGN, TRANSFER, CONVEY, GIVE AWAY, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER ANY DIRECT OR INDIRECT INTEREST IN FRANCHISEE, THIS AGREEMENT, THE FRANCHISE BUSINESS, OR THE ASSETS OF THE FRANCHISE BUSINESS WITHOUT THE PRIOR WRITTEN CONSENT OF FRANCHISOR, WHICH CONSENT MAY BE WITHHELD FOR ANY REASON AT FRANCHISOR'S SOLE DISCRETION; PROVIDED, HOWEVER, SUBJECT TO THE SECURED PARTY COMPLYING WITH THE PROVISIONS OF SECTION XIV.B.3, FRANCHISOR'S PRIOR WRITTEN CONSENT SHALL NOT BE REQUIRED FOR THE GRANTING OF A SECURITY INTEREST IN THE FURNITURE, FIXTURES AND EQUIPMENT USED IN THE FRANCHISE BUSINESS TO A FINANCIAL INSTITUTION PROVIDING FINANCING FOR THE INITIAL PURCHASE OF THESE ASSETS. ANY PURPORTED ASSIGNMENT OR TRANSFER, BY OPERATION OF LAW OR OTHERWISE, NOT HAVING THE WRITTEN CONSENT OF FRANCHISOR REQUIRED BY THIS SECTION XIV.B.1 SHALL BE NULL AND VOID AND SHALL CONSTITUTE A MATERIAL BREACH OF THIS AGREEMENT, FOR WHICH FRANCHISOR MAY TERMINATE THIS AGREEMENT WITHOUT ANY OPPORTUNITY TO CURE PURSUANT TO SECTION XV.B.4.

               2. IF A TRANSFER, ALONE OR TOGETHER WITH OTHER PREVIOUS, SIMULTANEOUS OR PROPOSED TRANSFERS, WOULD RESULT IN A CHANGE OR POTENTIAL CHANGE OF CONTROL OF FRANCHISEE, OR THE OWNERSHIP OF THIS AGREEMENT, THE FRANCHISE BUSINESS OR SUBSTANTIALLY ALL OF THE ASSETS OF THE FRANCHISE BUSINESS, FRANCHISOR MAY REQUIRE, IN ITS SOLE DISCRETION, ANY OR ALL OF THE FOLLOWING AS CONDITIONS OF ITS APPROVAL:

                         a. All of Franchisee's accrued monetary obligations to
                    Franchisor and any subsidiary or affiliate of Franchisor have been satisfied.

                         b. Franchisee is not in default of any provision of
                    this Agreement or any other agreement between Franchisee and Franchisor or an affiliate or subsidiary.

                         c. The transferor executes a general release, in a form
                    satisfactory to Franchisor, of all claims, to the maximum extent allowed by law, against Franchisor and its officers, directors, shareholders, agents and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state, and local laws, rules and regulations.

                         d. The transferee (and, if transferee is not an
                    individual, such owners of a beneficial interest in the transferee as Franchisor may request) enter into a written assignment, in a form satisfactory to Franchisor, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement.

                         e. The transferee demonstrates to Franchisor that
                    transferee meets Franchisor's managerial and business standards, is of good moral character, has a good business reputation and credit rating, has satisfactory business experience, has adequate financial resources and capital, and successfully completes Franchisor's management training program.

                         f. At Franchisor's option, the transferee (and if
                    transferee is not an individual, such owners of a beneficial interest in transferee as Franchisor may request) execute for a term ending on the expiration date of this Agreement, Franchisor's then current standard form of Franchise Agreement, which agreement shall supersede this Agreement in all respects and the terms of which agreement may differ from the terms of this Agreement.

                         g. Transferor shall remain liable for all obligations
                    of Franchisee under this Agreement until such time as transferee has paid in full all debt incurred by transferee in connection with the assignment or transfer and shall execute all instruments reasonably requested by Franchisor to evidence this continuing liability.

                         h. Except in the case of a transfer to a corporation
                    formed for the convenience of ownership, a transfer fee in the amount of $5,000, or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing and processing the transfer request and providing training to the transferee.

               3. FRANCHISEE SHALL NOT GRANT A SECURITY INTEREST IN ANY OF THE ASSETS OF THE FRANCHISE BUSINESS UNLESS THE SECURED PARTY AGREES THAT, IN THE EVENT OF A DEFAULT BY FRANCHISEE UNDER ANY DOCUMENTS RELATED TO THE SECURITY INTEREST, FRANCHISOR SHALL HAVE THE RIGHT AND OPTION TO PURCHASE THE RIGHTS OF THE SECURED PARTY UPON PAYMENT OF ALL SUMS THEN DUE TO THE SECURED PARTY DIRECTLY RELATED TO THE FRANCHISE BUSINESS.

               4. FRANCHISEE ACKNOWLEDGES AND AGREES THAT EACH CONDITION WHICH MUST BE MET BY A TRANSFEREE IS REASONABLE AND NECESSARY TO PROTECT THE INTEGRITY OF THE CHICKEN KITCHEN SYSTEM.

         C. OFFERINGS BY FRANCHISEE

         Securities or partnership interests in Franchisee may be offered to the public, by private offering or otherwise, only with the prior written consent of Franchisor (whether or not Franchisor's consent is required under Section XIV.B.), which consent shall not be unreasonably withheld. All materials required for any offering of securities of Franchisee by federal or state law shall be submitted to Franchisor for review prior to their being filed with any government agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for review prior to their use. No offering of securities shall imply (by use of any of the Proprietary Marks or otherwise) that Franchisor is participating in the underwriting, issuance or offering of securities by Franchisee; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Franchisee and Franchisor. Franchisee and the other participants in the offering must fully indemnify Franchisor in connection with the offering, and must prior to the offering execute all documents requested by Franchisor to evidence this indemnification. For each proposed offering, Franchisee shall pay to Franchisor a non-refundable fee of $10,000.00, or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Franchisee shall give Franchisor written notice, together with a copy of all documentation pertaining to the proposed offering, at least 30 days prior to the date of commencement of any offering or other transaction covered by this Section XIV.C.

         D. RIGHT OF REFUSAL

               1. ANY PARTY HOLDING AN INTEREST IN FRANCHISEE, THIS AGREEMENT OR THE ASSETS OF THE FRANCHISE BUSINESS, WHO DESIRES TO ACCEPT A BONA FIDE OFFER FROM A THIRD PARTY TO PURCHASE SUCH INTEREST, SHALL NOTIFY FRANCHISOR IN WRITING OF EACH OFFER, AND SHALL PROVIDE SUCH INFORMATION AND DOCUMENTATION RELATING TO THE OFFER AS FRANCHISOR

                    MAY REQUEST. FRANCHISOR OR ITS DESIGNEE SHALL HAVE THE RIGHT AND OPTION, EXERCISABLE WITHIN 60 DAYS AFTER RECEIPT OF THE WRITTEN NOTIFICATION AND REQUESTED DOCUMENTATION, TO SEND WRITTEN NOTICE TO THE SELLER THAT FRANCHISOR OR ITS DESIGNEE INTENDS TO PURCHASE THE SEFLER'S INTEREST ON THE SAME TERMS AND CONDITIONS OFFERED BY THE THIRD PARTY. ANY MATERIAL CHANGE IN THE TERMS OF ANY OFFER PRIOR TO CLOSING SHALL CONSTITUTE A NEW OFFER SUBJECT TO THE SAME RIGHT OF FIRST REFUSAL BY FRANCHISOR OR ITS DESIGNEE AS IN THE CASE OF THE INITIAL OFFER. FAILURE BY FRANCHISOR TO EXERCISE THE OPTION AFFORDED BY THIS SECTION XIV.D. SHALL NOT CONSTITUTE A WAIVER OF ANY OTHER PROVISION OF THIS AGREEMENT, INCLUDING ALL OF THE REQUIREMENTS OF SECTION XIV WITH RESPECT TO A PROPOSED TRANSFER BY FRANCHISEE. IF FRANCHISOR DOES NOT EXERCISE ITS FIRST RIGHT TO PURCHASE, THE SELLER MAY CONCLUDE THE SALE TO THE PERSON WHO MADE THE OFFER ON THE EXACT TERMS AND CONDITIONS SPECIFIED IN THE NOTICE TO FRANCHISOR FOR A PERIOD OF 60 DAYS AFTER RECEIPT OF FRANCHISOR'S CONSENT TO THE ASSIGNMENT.

               2. IF THE CONSIDERATION, TERMS, AND/OR CONDITIONS OFFERED BY THE THIRD PARTY ARE SUCH THAT FRANCHISOR OR ITS DESIGNEE MAY NOT REASONABLY BE REQUIRED TO FURNISH THE SAME CONSIDERATION, TERMS, AND/OR CONDITIONS, THEN FRANCHISOR OR ITS DESIGNEE MAY PURCHASE THE INTEREST PROPOSED TO BE SOLD FOR THE REASONABLE EQUIVALENT IN CASH, OR, AT THE OPTION OF FRANCHISOR, IF THE STOCK OF FRANCHISOR OR ITS DESIGNEE IS PUBLICLY TRADED, SECURITIES ISSUED BY FRANCHISOR OR ITS DESIGNEE HAVING A MARKET VALUE EQUAL TO THE OFFERED CONSIDERATION. IF THE PARTIES CANNOT AGREE WITHIN A REASONABLE TIME ON THE VALUE OF THE OFFER, AN INDEPENDENT APPRAISER SHALL BE DESIGNATED BY FRANCHISOR AND THE APPRAISER'S DETERMINATION SHALL BE BINDING.

         E. Transfer Upon Death or Mental Incapacity

         Upon the death or mental incapacity of any person with an interest in this Agreement, the Franchise Business or Franchisee, the executor, administrator or personal representative of such person shall transfer, within 6 months after such death or mental incapacity, the interest of the person to a third party approved by Franchisor. Such transfer shall be subject to the same conditions as any inter-vivos transfer pursuant to this Section XIV. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of such person are unable to meet the conditions in this Section XIV, the personal representative of the deceased shall have a reasonable additional time to dispose of the deceased's interest in this Agreement. If the interest is not disposed of within a reasonable time, Franchisor may terminate this Agreement.

         F. Non-Waiver of Claims

         Franchisor's consent to a transfer of an interest in this Agreement shall not constitute a waiver of any claims Franchisor may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with the terms of this Agreement by the transferee.

         XV. DEFAULT AND TERMINATION

         A. Franchisee shall be deemed in default under this Agreement, and all rights granted in this Agreement shall automatically terminate without notice to Franchisee, if Franchisee becomes insolvent or makes an assignment for the benefit of creditors; if Franchisee files a petition or application seeking any type of relief under the U.S. Bankruptcy Code or any state insolvency or similar law, or someone files a petition or application seeking to have Franchisee adjudicated a bankrupt, or seeking other relief against Franchisee under the U.S. Bankruptcy Code or any state insolvency or similar law and the petition or application is not dismissed within 60 days; if Franchisee is adjudicated as bankrupt or insolvent; if a receiver or other custodian (permanent or temporary) of Franchisee's assets, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law are instituted by or against Franchisee; if a final judgment remains unsatisfied or of record for 30 days or longer (unless bonded); if Franchisee is dissolved; if execution is levied against a material portion of Franchisee's business or property; or if the real or personal property of the Franchise Business is sold after levy.

         B. Franchisee shall be deemed to be in default and Franchisor may, at its option, terminate this Agreement and all rights granted under the Agreement, without affording Franchisee any opportunity to cure the default, effective immediately upon receipt of notice by Franchisee, upon the occurrence of any of the following events:

               1. IF FRANCHISEE FAILS TO CONSTRUCT AND OPEN THE FRANCHISE BUSINESS IN ACCORDANCE WITH SECTION V AND/OR THE SITE SELECTION ADDENDUM OF THIS AGREEMENT.

               2. IF FRANCHISEE AT ANY TIME CEASES TO OPERATE OR OTHERWISE ABANDONS THE FRANCHISE BUSINESS, OR LOSES THE RIGHT TO POSSESSION OF THE PREMISES OF THE FRANCHISE BUSINESS, OR OTHERWISE FORFEITS THE RIGHT TO DO OR TRANSACT BUSINESS IN THE JURISDICTION WHERE THE FRANCHISE BUSINESS IS LOCATED; PROVIDED, HOWEVER, THAT IF ANY LOSS OF POSSESSION RESULTS FROM THE GOVERNMENTAL EXERCISE OF THE POWER OF EMINENT DOMAIN OR IF, THROUGH NO FAULT OF FRANCHISEE, THE PREMISES ARE DAMAGED OR DESTROYED, THEN FRANCHISEE SHALL HAVE 30 DAYS AFTER SUCH EVENT IN WHICH TO APPLY FOR FRANCHISOR'S APPROVAL TO RELOCATE OR RECONSTRUCT THE PREMISES, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD.

               3. IF FRANCHISEE, OR ANY OFFICER, DIRECTOR, CONTROLLING SHAREHOLDER, PARTNER OR PARENT OF FRANCHISEE, IS CONVICTED OF A FELONY, A CRIME INVOLVING MORAL TURPITUDE OR ANY OTHER CRIME THAT FRANCHISOR BELIEVES IS REASONABLY LIKELY TO HAVE AN ADVERSE EFFECT ON THE CHICKEN KITCHEN SYSTEM, THE PROPRIETARY MARKS OR THE GOODWILL ASSOCIATED WITH THE CHICKEN KITCHEN SYSTEM OR THE PROPRIETARY MARKS.

               4. IF FRANCHISEE OR ANY PARTNER OR SHAREHOLDER IN FRANCHISEE TRANSFERS, OR ATTEMPTS TO TRANSFER, ANY RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR ANY INTEREST IN FRANCHISEE TO ANY THIRD PARTY WITHOUT FRANCHISOR'S PRIOR WRITTEN CONSENT, CONTRARY TO THE TERMS OF SECTION XIV OF THIS AGREEMENT.

               5. IF FRANCHISEE FAILS TO COMPLY WITH THE COVENANTS IN SECTIONS XVII.B. OR XVII.C., OR FAILS TO OBTAIN EXECUTION OF THE COVENANTS REQUIRED UNDER SECTION XVII.J.

               6. IF, CONTRARY TO THE TERMS OF SECTION IX OR X, FRANCHISEE DISCLOSES OR DIVULGES THE CONTENTS OF THE MOP OR OTHER CONFIDENTIAL INFORMATION PROVIDED TO FRANCHISEE BY FRANCHISOR.

               7. IF AN APPROVED TRANSFER IS NOT EFFECTED FOLLOWING FRANCHISEE'S DEATH OR MENTAL INCAPACITY WITHIN THE TIME SPECIFIED IN SECTION XIV.

               8. IF FRANCHISEE KNOWINGLY MAINTAINS FALSE BOOKS OR RECORDS, OR SUBMITS A FALSE REPORT TO FRANCHISOR.

               9. IF FRANCHISEE, AFTER CURING A DEFAULT PURSUANT TO SECTION XV.C., COMMITS THE SAME ACT OF DEFAULT WITHIN THE NEXT 6 MONTHS.

               10. IF FRANCHISEE DEFAULTS MORE THAN ONCE IN ANY 12 MONTH PERIOD UNDER SECTION XV.C. FOR FAILURE TO COMPLY WITH THE REQUIREMENTS IMPOSED BY THIS AGREEMENT, WHETHER OR NOR CURED AFTER NOTICE.

         C. Except as provided in Sections XV.A. and XV.B., Franchisee shall have 30 days, unless a shorter time is specified, after receipt of written notice from Franchisor within which to remedy any default. If any default is not cured within that time, or such longer period as applicable law may require, this Agreement shall terminate without further notice to Franchisee effective immediately upon expiration of the cure period. Franchisee shall be in default under this Agreement for any failure to comply with any provision of this Agreement or to carry out the terms of this Agreement in good faith. Such defaults shall include, without limitation, the occurrence of any of the following events:

               1. If Franchisee does not pay any monies owed to Franchisor or its affiliates when due, or fails to submit the sales or financial reports required by Franchisor under this Agreement. Franchisee shall have 10 days after receipt of written notice of termination from Franchisor to cure a default in the payment of monies or submission of sales or financial reports.

               2. If Franchisee fails to maintain any of the standards or procedures prescribed by Franchisor in this Agreement, the MOP, or otherwise in writing.

               3. Except as provided in Section XV.B, if Franchisee fails to obtain Franchisor's prior written approval or consent as required under this Agreement.

               4. If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or otherwise impairs the goodwill associated with the Proprietary Marks.

               5. If Franchisee engages in any business or markets any service or product under a name or mark which, in Franchisor's opinion, is confusingly similar to any of the Proprietary Marks.

               6. If Franchisee, by act or omission, permits a continued violation in connection with the operation of the Franchise Business of any law, ordinance, rule, or regulation of a governmental agency, in the absence of a good faith dispute over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom.

               7. If Franchisee is declared to be in default under an mortgage, lease, deed of trust, or loan relating to the Franchise Business.

               8. IF A THREAT OR DANGER TO PUBLIC HEALTH OR SAFETY RESULTS FROM THE CONSTRUCTION, MAINTENANCE OR OPERATION OF THE FRANCHISE BUSINESS.

         XVI. OBLIGATIONS UPON TERMINATION OR EXPIRATION

         Upon termination or expiration of this Agreement, all rights granted to Franchisee shall terminate and:

         A. Franchisee shall immediately cease to operate the Franchise Business, and shall not thereafter, directly or indirectly, represent to the public that the restaurant is associated with the Chicken Kitchen System or hold himself out as a present or former franchisee of Franchisor.

         B. Franchisee shall immediately and permanently cease to use, in any manner, any menus, recipes, confidential methods, procedures and techniques associated with the Chicken Kitchen System and the Proprietary Marks. In particular, Franchisee shall cease to use, without limitation, the proprietary marinade mix, and all signs, advertising materials, displays, stationery, forms and any other materials which display any of the Proprietary Marks; provided, however, that this Section

XV.B. shall not apply to the operation by Franchisee of any other restaurant under the Chicken Kitchen System pursuant to a franchise granted by Franchisor to Franchisee.

         E. Franchisee shall take appropriate action to cancel any assumed or fictitious name registration which contains any of the Proprietary Marks, and Franchisee shall furnish Franchisor with evidence of compliance within 30 days after termination or expiration of this Agreement.

         F. Franchisee shall, at Franchisor's option, assign to Franchisor or its designee Franchisee's interest in any lease or sublease for the premises of the Franchise Business. If Franchisor does not elect to exercise its option to acquire the lease or sublease for the premises of the Franchise Business, Franchisee shall promptly after termination or expiration of this Agreement, make such modifications or alterations to the premises as may be necessary to distinguish the appearance of the premises from its former appearance and that of other restaurants operating under the Chicken Kitchen System. If Franchisee fails or refuses to comply with the requirements of this Section XVI, Franchisor may enter upon the premises, without being guilty of trespass or any other tort, for the purpose of making or causing to be made the required changes, at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

         G. Franchisee agrees, in the event it continues to operate or subsequently begins to operate a restaurant or other business, not to use any reproduction, counterfeit, copy, or colorable imitation of any of the Proprietary Marks in connection with the operation of, or promotion of, such restaurant or other business which is likely to cause confusion, mistake or deception, or which is likely to dilute Franchisor's rights in and to the Proprietary Marks, and further agrees not to utilize any trade dress. designation of origin, description or representation which falsely suggests or represents an association or connection with Franchisor or the Chicken Kitchen System.

         H. Franchisee shall immediately pay all sums owing to Franchisor and its subsidiaries and affiliates. In the event of termination because of a default by Franchisee, these sums shall include all damages, costs and expenses, including reasonable attorneys fees, incurred by Franchisor as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of Franchisor against all personal property, furnishings, equipment, signs, fixtures and inventory owned by Franchisee located on the premises of the Franchise Business at the time of default.

         I. Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys fees incurred by Franchisor subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provision of this Section XVI.

         J. Franchisee shall immediately deliver to Franchisor the MOP and such other records, files, instructions, correspondence and materials which are confidential and are related to operating the Franchise Business and/or to the Chicken Kitchen System.

         K. Franchisor shall have the option, exercisable within 30 days after termination or expiration, to purchase from Franchisee the furnishings, equipment, signs, fixtures, supplies, inventory and other tangible assets of the Franchise Business at Franchisee's book value or fair market value, whichever is less. If the parties are unable to agree on the fair market value within a reasonable time, an independent appraiser shall be designated by Franchisor, which appraiser's determination shall be binding. Franchisor shall receive a credit against the purchase price for any sums which are owed to it or a subsidiary or affiliate by Franchisee, the cost of the appraisal, if any, and for any monies which Franchisor expends for obligations of Franchisee. Upon payment of the purchase price, Franchisee shall deliver to Franchisor or its designee a bill of sale conveying title to the property free and clear of all encumbrances, and such other documents reasonably required to effect a complete transfer of Franchisee's right, title, and interest in the assets. Franchisee shall ensure that notice is given to all creditors pursuant to the applicable bulk transfer laws of the state where the Franchise Business was located, and shall hold Franchisor harmless from any and all claims of Franchisee's creditors.

         L. If Franchisee occupies the premises as a fee owner, Franchisee shall give Franchisor the option of buying or leasing the premises at its fair market value. In the event that Franchisor chooses to lease the premises, the term of the lease shall be for a period of 20 years.

         M. Franchisee shall comply with the covenants contained in Section XVII.C.


         XVII. COVENANTS

         A. Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee (if Franchisee is a partnership, corporation or limited liability company, then the Operating Partner, who must have A minimum 51% ownership interest in Franchisee) shall devote full time, energy and best efforts to the management and day-to-day operation of the Franchise Business with no operational or management commitments in any other business (except for other restaurants operated under franchises from Franchisor).

         B. Franchisee acknowledges that, pursuant to this Agreement, Franchisee will receive valuable specialized training and confidential information, including, without limitation, information regarding the operation, sales, promotional and marketing methods and techniques of Franchisor and the Chicken Kitchen System. Franchisee covenants that during the tem of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee shall not, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with, any person, persons or legal entity.

               1. Divert or attempt to divert any business or customer or potential customer of the Franchise Business to any competitor, by direct or indirect inducement, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the Chicken Kitchen System.

               2. Employ or seek to employ any person who is at that time employed by Franchisor or by another franchisee of Franchisor, or otherwise directly or indirectly induce such person to leave his or her employment, unless such employment is accomplished with the written consent of the person's employer.

               3. OWN, MAINTAIN, ADVISE, HELP, INVEST IN, MAKE LOANS TO, ENGAGE IN OR HAVE ANY INTEREST IN ANY FOOD SERVICE BUSINESS WHICH SELLS OR DISTRIBUTES CHICKEN.

         C. FRANCHISEE COVENANTS THAT, EXCEPT AS OTHERWISE APPROVED IN WRITING BY FRANCHISOR, FRANCHISEE SHALL NOT, FOR A CONTINUOUS UNINTERRUPTED PERIOD COMMENCING UPON THE EXPIRATION OR TERMINATION OF THIS AGREEMENT, REGARDLESS OF THE CAUSE FOR TERMINATION, OR UPON THE TRANSFER OF FRANCHISEE'S INTEREST IN THIS AGREEMENT, AND CONTINUING FOR 2 YEARS, EITHER DIRECTLY OR INDIRECTLY, FOR HIMSELF, OR THROUGH, ON BEHALF OF, OR IN CONJUNCTION WITH ANY PERSON, PERSONS OR LEGAL ENTITY, OWN, MAINTAIN, OPERATE, ENGAGE IN, BE EMPLOYED BY OR HAVE ANY INTEREST IN ANY FOOD SERVICE BUSINESS WHICH SELLS OR DISTRIBUTES CHICKEN WITHIN 5 MILES OF THE FRANCHISE BUSINESS OR ANY CHICKEN KITCHEN RESTAURANT OPEN OR UNDER CONSTRUCTION ON THE DATE THIS AGREEMENT EXPIRES OR TERMINATES OR FRANCHISEE'S INTEREST IN THIS AGREEMENT IS TRANSFERRED.

         D. SECTION XVII.C SHALL NOT APPLY TO THE OWNERSHIP BY FRANCHISEE OF LESS THAT 5% BENEFICIAL INTEREST IN THE OUTSTANDING EQUITY SECURITIES OF ANY COMPANY REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

         E. THE PARTIES AGREE THAT EACH OF THE FOREGOING COVENANTS SHALL BE CONSTRUED AS INDEPENDENT OF ANY OTHER COVENANT OR PROVISION OF THIS AGREEMENT. IF ALL OR ANY PORTION OF A COVENANT IN THIS SECTION XVII IS HELD UNREASONABLE OR UNENFORCEABLE BY A

COURT HAVING VALID JURISDICTION IN A FINAL DECISION TO WHICH FRANCHISOR IS A PARTY, FRANCHISEE EXPRESSLY AGREES THAT THE PROVISION SHALL BE DEEMED AMENDED SO THAT IT IS ENFORCEABLE TO THE MAXIMUM EXTENT PERMITTED BY LAW AND PUBIC POLICY, AS IF THE RESULTING COVENANT WERE SEPARATELY STATED IN AND MADE A PART OF THIS
SECTION XVII.

         F. FRANCHISEE UNDERSTANDS AND ACKNOWLEDGES THAT FRANCHISOR SHALL HAVE THE RIGHT, IN ITS SOLE DISCRETION, TO REDUCE THE SCOPE OF ANY COVENANT SET FORTH IN SECTIONS XVII.B AND XVII.C, WITHOUT FRANCHISEE'S CONSENT, EFFECTIVE IMMEDIATELY UPON WRITTEN NOTICE FROM FRANCHISOR; AND FRANCHISEE AGREES TO COMPLY WITH ANY MODIFIED COVENANT, WHICH SHALL BE FULLY ENFORCEABLE NOTWITHSTANDING THE PROVISIONS OF SECTION XXI.

         G. Franchisee acknowledges that the Chicken Kitchen System and the information, whether oral or written, disclosed to Franchisee by Franchisor pursuant to this Agreement, have been developed by Franchisor at considerable cost and expense and are disclosed to Franchisee in the strictest confidence. Accordingly, Franchisee covenants and agrees the neither Franchisee nor any of its directors, officers, shareholders, partners, members or key employees will, otherwise than in accordance with the terms of this Agreement, either during the term of this Agreement or at any time thereafter, anywhere in the world, make use of or disclose any confidential information with respect to the Chicken Kitchen System, nor will they, for their own purposes or any other purposes whatsoever, disclose to anyone any confidential information or knowledge they may acquire with respect to Franchisor's affairs. Furthermore, Franchisee acknowledges and will require its directors, officers, shareholders, partners, members and key employees to acknowledge that they do not have any rights or claims of any kind or nature in or to any element of the Chicken Kitchen System or the Proprietary Marks.

         H. Franchisee agrees to pay all costs and expenses, including reasonable attorneys fees, incurred by Franchisor in connection with the enforcement of this Section XVII.

         I. Franchisee acknowledges that Franchisee's violation of the terms of this Section XVII would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Franchisee accordingly consents to the issuance of an injunction, without the posting of a bond, prohibiting any conduct by Franchisee in violation of this Section XVII.

         J. Franchisee shall obtain covenants similar to those set forth in this
Section XVII (including covenants applicable upon the termination of a person's relationship with Franchisee) from all managers and head cooks of Franchisee prior to granting such employees access to any confidential aspect of the Chicken Kitchen System or the Franchise Business, and all officers, directors and holders of a direct or indirect beneficial ownership interest of 5% or more in Franchisee. All covenants required by this Section XVII shall be in a form satisfactory to Franchisor, including, without Stations specific identification of Franchisor as a third party beneficiary of such covenants with the independent right to enforce them. A duplicate original of each covenant shall be sent to Franchisor upon execution. Failure by Franchisee to obtain execution of a covenant required by this Section XVII.J shall constitute a material breach of this Agreement.

         XVIII. TAXES, PERMITS, AND INDEBTEDNESS

         A. Franchisee shall promptly pay when due all taxes levied or assessed, including, without limitations, sales, F.I.C.A. and unemployment taxes, and all accounts and other indebtedness incurred by Franchisee in the ownership and operation of the Franchise Business. Franchisee shall pay to Franchisor an amount equal to any sales tax, gross receipts tax or similar tax (other than income tax) imposed on Franchisor with respect to any payments to Franchisor required under this Agreement.

         B. In the event of any bona fide dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy, execution or warrant, or attachment by a creditor, to occur against the premises of the Franchise Business, or any improvements or personal property used in the operation of the Franchise Business.

         C. Franchisee shall comply with all federal, state and local laws, rules, and regulations, and shall timely obtain all permits, certificates or licenses necessary for the operation of the Franchise Business, including, without limitation, licenses to do business, fictitious name registrations, sales tax permit, building, health, occupancy, fire and sanitation clearances.

         D. Franchisee shall notify Franchisor in writing within 5 days of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchise Business.

         XIX. INDEPENDENT CONTRACTOR AND INDEMNIFICATION

         A. It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them; that Franchisee is an independent contractor; and, that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, employer, joint employer, enterprise or servant of the other for any purpose.

         B. During the term of this Agreement and any extension, Franchisee shall hold himself out to the public as an independent contractor operating the Franchise Business pursuant to a license from Franchisor.

         C. Franchisee has no right to make any contract, agreement, warranty or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name; Franchisor does not assume liability for, and shall not be deemed liable as a result of, any action by Franchisee; Franchisor is not liable by reason of any act or omission of Franchisee in Franchisee's ownership or operation of the Franchise Business or for any claim or judgment arising from the operation of the Franchise Business. Franchisee agrees to indemnify and hold Franchisor harmless against all claims arising directly or indirectly from, or as a result of, or in connection with, Franchisee's operation of the Franchise Business, and the costs, including attorneys fees, of defending against any claim.

         XX. APPROVALS AND WAIVERS

         A. Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor, and such approval or consent must be in writing.

         B. Franchisor makes no warranties or guarantees upon which Franchisee may rely, and assumes no liability or obligation to Franchisee or any third party to whom Franchisor would not be otherwise liable by providing any waiver, approval, consent or suggestion or by reason of any neglect, delay or denial of a request.

         C. No failure of Franchisor to exercise any power reserved to it in this Agreement, or to insist upon compliance by Franchisee with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms of this Agreement, shall constitute a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement. Waiver by Franchisor of any particular default shall not affect or impair Franchisor's right with respect to any subsequent default of the same or of a different provision; nor shall any delay, forbearance or omission of Franchisor to exercise any power or right arising out of a breach or default by Franchisee of any of the terms, provisions or covenants of this Agreement affect or impair Franchisor's rights or constitute a waiver by Franchisor of any rights under this Agreement or right to declare any subsequent breach or default.

         XXI. NOTICES

         All notices required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by any means which provides a receipt for delivery to the par-ties at the following addresses unless and until a different address has been designated by written notice to the other party:

              Notices to Franchisor:    Chicken Kitchen Corporation
                                        Attn: Christian de Berdouare
                                        5415 Collins Avenue, Suite 305
                                        Miami Beach, Florida 33140

              Notices to Franchisee:   ________________________

                                       ________________________

                                       ________________________
                                       or the Franchise Business

         XXII. ENTIRE AGREEMENT

         THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, TOGETHER WITH THE FRANCHISE Application, financial statement and capitalization plan submitted by Franchisee upon which Franchisor is relying in granting this franchise, constitute the entire Agreement between Franchisor and Franchisee concerning the subject matter of this Agreement, and supersede all prior negotiations, commitments, representations and agreements. Except for those permitted to be made unilaterally by Franchisor, no amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties in a written document signed by the parties.

         XXIII. SEVERABILITY AND CONSTRUCTION

         A. If any provision of this Agreement may be construed in two ways, one which would make the provision illegal or unenforceable and the other which makes the provision valid and enforceable, the provision shall have the meaning which makes its enforceable. This Agreement is to be read according to its fair meaning and is not to be interpreted strictly against either party. The parties intend that this Agreement be enforceable to fullest extent. If any court or arbiter finds that any provision is not enforceable as written, Franchisor and Franchisee agree that the provision be amended so that it is enforceable to the fullest extent permissible under applicable law and public policy. The provisions of this Agreement are severable, and the Agreement is to be interpreted as if all invalid or unenforceable provisions were not in the Agreement and partially valid provisions shall be enforced to the extent that they are valid and enforceable.

         B. Franchisee expressly agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is contained within the terms of any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement.

         C. Any provision of this Agreement which imposes an obligation after the termination or expiration of this Agreement shall continue to be binding on the parties after the termination or expiration.

         D. If Franchisee consists of more than one person, each partner shall be liable for the total performance of Franchisee regardless of their ownership percentage.

         E. The Introduction is a part of this Agreement. Section captions are used for convenience and should not be construed as a limitation of the matter which follows. Words of any gender used in this Agreement shall include any other gender, and words in the singular shall include the plural, where applicable.

         XXIV. APPLICABLE LAW

         A. This Agreement takes effect upon its acceptance and execution by Franchisor in Miami-Dade County, Florida, and shall be interpreted and construed under the laws of the State of Florida, which laws shall prevail in the event of any conflict of law; provided, however, that if any of the provisions of this Agreement would not be enforceable under the laws of the State of Florida, but would be enforceable under the laws of the state where the Franchise Business is located, then such provision shall be interpreted and construed under the laws of the state in which the Franchise Business is located. If the Franchise Business is located in a state other than Florida and the laws of that state require terms other than, or in addition to, those contained in this Agreement, this Agreement shall be deemed modified so as to comply with the laws of that state, but only to the extent necessary to prevent the invalidity of this Agreement or any of its provisions, the imposition of a fine or penalty, or the imposition of civil or criminal liability. To the extent permitted by law, Franchisee waives any provision of law which prohibits, or makes unenforceable, any provision of this Agreement.

         B. In the event of a dispute between the parties in connection with, arising from or relating to this Agreement, including, without limitation, any claim that this Agreement or any provision is invalid or void or voidable, the parties agree to make a good faith effort to resolve the dispute through discussion and, at the request of either party, through mediation before a mutually agreeable mediator, in which event the parties shall execute a confidentiality agreement and shall split the mediator's fee. The mediator, if possible, shall be experienced in franchise related matters. If the parties are unable to agree upon a mediator, the mediator shall be selected by the American Arbitration Association.

         C. If the parties are unable to resolve their differences through discussion and mediation, they agree that the United States District Court for the Southern District of Florida and the courts of the Eleventh Judicial Circuit of the State of Florida in and for Miami-Dade County, Florida shall be the proper venue and forum in which to adjudicate any dispute under or in connection with this Agreement, and agree not to contest or challenge the jurisdiction or venue of these courts.

         D. No right or remedy conferred upon or reserved to Franchisor or Franchisee by this Agreement is intended to be, nor shall it be deemed, exclusive of any other right or remedy under this Agreement or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

         E. Nothing contained in this Agreement shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions, except any requirement for the posting of a bond, which requirement, if any, is expressly waived by Franchisee.

         F. Whenever this Agreement provides for the payment or reimbursement of attorneys' fees, such fees shall include trial and appellate fees.

         G. Franchisor and Franchisee irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either of them.

         H. To the fullest extent permitted by law, Franchisor and Franchisee waive any right to, or claim for, any punitive or exemplary damages against the other and agree that each shall be limited to the recovery of only actual damages.

         I. All claims arising out of this Agreement or the relationship of Franchisee and Franchisor in connection with Franchisee's operation of the Franchise Business must be made within I year from the occurrence of the facts giving rise to the claim.

         XXV. ACKNOWLEDGMENTS

         A. FRANCHISEE ACKNOWLEDGES THAT FRANCIHSEE HAS HAD AMPLE OPPORTUNITY TO CONSULT WITH AN ATTORNEY AND OTHER PROFESSIONAL ADVISORS AND IS ENTERING INTO THIS AGREEMENT AFTER HAVING MADE AN INDEPENDENT INVESTIGATION OF THE CHICKEN KITCHEN SYSTEM AND THE MARKET AREA IN WHICH FRANCHISEE WILL OPERATE THE FRANCHISE BUSINESS. FRANCHISEE RECOGNIZES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES A HIGH DEGREE OF FINANCIAL RISK AND THAT ITS SUCCESS WILL BE LARGELY DEPENDENT UPON THE BUSINESS, MANAGERIAL, AND FINANCIAL CAPABILITIES OF FRANCHISEE. FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND FRANCHISEE ACKNOWLEDGES THAT FRANCHISEE HAS NOT RECEIVED, ANY WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

         B. FRANCHISEE ACKNOWLEDGES RECEIVING A COPY OF THE COMPLETE CHICKEN KITCHEN CORPORATION FRANCHISE AGREEMENT AT LEAST 5 BUSINESS DAYS PRIOR TO SIGNING THIS AGREEMENT. FRANCHISEE FURTHER ACKNOWLEDGES RECEIVING THE, CHICKEN KITCHEN OFFERING CIRCULAR/DISCLOSURE DOCUMENT AT LEAST 10 BUSINESS DAYS PRIOR TO SIGNING THIS AGREEMENT OR MAKING ANY PAYMENT TO FRANCHISOR.

         C. FRANCHISEE ACKNOWLEDGES THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT MAY VARY SUBSTANTIALLY FROM THOSE CONTAINED IN FRANCHISEES WHICH FRANCHISOR HAS OR MAY GRANT IN THE FUTURE.




     IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT EFFECTIVE AS OF THE DAY and year shown on the first page.

                                      Franchisor:
                                      CHICKEN KITCHEN CORPORATION


                                      By:

                                         Christian De Berdouare, President

                                      Franchisee:

                                      ------------------------------------

                                      ------------------------------------

     RIDER A
     SITE SELECTION ADDENDUM


         THE LOCATION OF THE FRANCHISE BUSINESS IS _____________________________
________________________________________________________________________________

         Franchise acknowledges that Franchisor's approval of the location is not a guarantee, recommendation or endorsement of the location, and that the success of the Franchise Business to be operated at the location is dependent upon Franchisee's abilities as an independent business person.



                                      FRANCHISOR:   CHICKEN KITCHEN CORPORATION



                                      By:
                                         ---------------------------------
                                         Christian De Berdouare, President

                                      FRANCHISEE:

                                      ------------------------------------

                                      ------------------------------------